                                  EXHIBIT 99.1

                               TABLE OF CONTENTS

                                                                                                   PAGE NO.
                                                                                                   --------
         Condensed Consolidated Balance Sheets as of March 31, 1997 and
           December 31, 1996                                                                         5

         Condensed Consolidated Statements of Income for the three months ended
           March 31, 1997 and 1996                                                                   6

         Condensed Consolidated Statements of Cash Flows for the three months
           ended March 31, 1997 and 1996                                                             7

         Notes to Condensed Consolidated Financial Statements                                        8




                          BRISTOL HOTEL ASSET COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 1997 AND DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                      MARCH 31,      DECEMBER 31,
                                                                                        1997             1996
                                                                                    -------------   --------------
                                                                                     (Unaudited)
                                                      ASSETS
Current assets:
     Cash and cash equivalents..................................................    $      5,979    $        4,666
     Marketable securities......................................................             122               116
     Accounts receivable, net...................................................          12,273            10,501
     Inventory..................................................................           3,419             3,320
     Deposits and other current assets..........................................           6,042             6,354
                                                                                    -------------   --------------
         Total current assets...................................................          27,835            24,957

Property and equipment, net.....................................................         588,556           552,564

Other assets:
     Restricted cash............................................................           3,259             3,069
     Deferred charges and other non-current assets, net.........................          11,163             8,174
                                                                                    -------------   --------------

         Total assets...........................................................    $    630,813    $      588,764
                                                                                    =============   ==============

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current portion of long-term debt..........................................    $     15,518    $       15,769
     Accounts payable and accrued expenses......................................          14,004            18,840
     Accrued property, sales and use taxes......................................           6,370             7,346
     Accrued insurance reserves.................................................           6,394             6,920
                                                                                    -------------    -------------
         Total current liabilities..............................................          42,286            48,875

Long-term debt, excluding current portion.......................................         188,266           148,585
Deferred income taxes...........................................................          76,243            75,619
Other liabilities...............................................................           1,289             2,351
                                                                                    -------------   --------------
         Total liabilities......................................................         308,084           275,430
                                                                                    -------------   --------------

Common stock...................................................................             --                --
Additional paid-in capital......................................................         290,011           286,465
Retained earnings...............................................................          32,718            26,869
                                                                                    -------------   --------------
         Total stockholder's equity.............................................         322,729           313,334
                                                                                    -------------   --------------

         Total liabilities and stockholder's equity.............................    $    630,813    $      588,764
                                                                                    =============   ==============


     See accompanying Notes to Condensed Consolidated Financial Statements

                          BRISTOL HOTEL ASSET COMPANY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                          (UNAUDITED, IN THOUSANDS)

                                                                                     MARCH 31,        MARCH 31,
                                                                                        1997             1996
                                                                                    -------------   --------------
Revenue:
     Rooms......................................................................    $     41,731    $       35,454
     Food and beverage..........................................................          12,475            10,599
     Other......................................................................           4,055             3,624
                                                                                    -------------   --------------

     Total revenue..............................................................          58,261            49,677
                                                                                    -------------   --------------

Operating costs and expenses:
     Departmental expenses:
         Rooms..................................................................           9,905             8,574
         Food and beverage......................................................           8,439             7,193
         Other..................................................................           1,207             1,146
     Undistributed operating expenses:
         Administrative and general.............................................           4,699             4,633
         Marketing..............................................................           4,208             3,730
         Property occupancy costs...............................................           8,326             7,133
         Depreciation and amortization..........................................           5,164             3,988
         Corporate expense......................................................           3,012             2,962
                                                                                    -------------   --------------

Operating income................................................................          13,301            10,318

Interest expense................................................................           3,987             2,253
                                                                                    -------------   --------------

Income before income taxes......................................................           9,314             8,065

Income taxes....................................................................           3,465             2,968
                                                                                    -------------   --------------

Net income......................................................................    $      5,849    $        5,097
                                                                                    =============   ==============






     See accompanying Notes to Condensed Consolidated Financial Statements


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




                          BRISTOL HOTEL ASSET COMPANY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                           (UNAUDITED, IN THOUSANDS)

                                                                   MARCH 31,    MARCH 31,
                                                                     1997         1996
                                                                   --------      --------
  Cash flows from operating activities:
     Net income ..............................................     $  5,849      $  5,097
     Adjustments to reconcile net income to net cash
         provided by operating activities:
             Depreciation and amortization ...................        5,164         3,988
             Amortization of deferred financing costs ........          273           346
     Changes in working capital ..............................       (7,735)          237
     Decrease in advance deposits ............................          286         5,046
     Increase in restricted cash .............................         (190)       (1,959)
     Increase in deferred income taxes .......................          624         1,493
     Decrease in other liabilities ...........................       (1,062)          (40)
                                                                   --------      --------

         Cash provided by operating activities ...............        3,209        14,208
                                                                   --------      --------

Cash flows from investing activities:
     Improvements to property and equipment ..................       (6,156)      (27,043)
     Purchase of property and equipment ......................      (35,000)           --
                                                                   --------      --------

         Cash used in investing activities ...................      (41,156)      (27,043)
                                                                   --------      --------

Cash flows from financing activities:
     Proceeds from Parent Company ............................        3,546            28
     Repayments of long-term debt ............................       (1,770)       (1,963)
     Proceeds from senior term facility ......................       41,200        10,829
     Increase in deferred charges and other non-current assets       (3,716)         (821)
                                                                   --------      --------

         Cash provided by  financing activities ..............       39,260         8,073
                                                                   --------      --------

Net increase (decrease) in cash and cash equivalents .........        1,313        (4,762)

Cash and cash equivalents at beginning of period .............        4,666         7,906
                                                                   --------      --------

Cash and cash equivalents at end of period ...................     $  5,979      $  3,144
                                                                   ========      ========




     See accompanying Notes to Condensed Consolidated Financial Statements



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




                          BRISTOL HOTEL ASSET COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.   BASIS OF PRESENTATION

     Bristol Hotel Asset Company (the "Company") was formed in November 1995 as a wholly owned subsidiary of Bristol Hotel Company (the "Parent Company"). The operating results of the Company are substantially the operating results of the Parent Company. However, the Parent Company rather than the Company, is the obligor on the $70 million Senior Notes as discussed in Note 3 below.

     The condensed consolidated balance sheet at December 31, 1996, has been derived from the audited balance sheet at that date. The condensed consolidated balance sheet at March 31, 1997, the condensed consolidated statements of income for the three months ended March 31, 1997 and 1996, and the condensed consolidated statements of cash flow for the three months ended March 31, 1997 and 1996 have been prepared by the Company and are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly, in all material respects, the financial position of the Company as of March 31, 1997, and the results of operations and cash flows for the three months ended March 31, 1997 and 1996 have been made. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

     Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Parent Company's Form 10-Q for the quarter ended March 31, 1997 and the Parent Company's Current Report on Form 8-K/A dated March 14, 1997, which contains the audited financial statements of the Company for the year ended December 31, 1996.

2.   PROPERTY AND EQUIPMENT

     On January 31, 1997, the Company acquired The Allerton Hotel, a 382 room hotel located on North Michigan Avenue in Chicago, Illinois for $35 million, which was financed with borrowings from the Company's senior term facility. The Company anticipates spending approximately $27 million in a comprehensive redevelopment of The Allerton Hotel, which, when completed, will operate as a Crowne Plaza hotel with over 400 rooms.

3.   COMMITMENTS AND CONTINGENCIES

     The Company is guarantor of the $70 million Senior Notes of the Parent Company, which are also secured by a first-priority pledge of all outstanding shares of capital stock of the Company.

4.  SUBSEQUENT EVENTS

     On April 28, 1997, the Company completed its acquisition of the ownership and/or management of 60 full-service Holiday Inn hotels in the United States and Canada (the "Holiday Inn Acquisition"). With the Holiday Inn Acquisition, the Company has become the largest Holiday Inn franchisee in the world and one of the largest owner/operators of full-service hotels in North America. The Company's portfolio consists of 83 owned hotels containing approximately 24,000 rooms, 12 management contracts and three Company-managed hotels owned by joint ventures in which the Company holds a 50% interest. In total, the Company owns and/or manages over 28,000 rooms in North America. The Company, which has historically operated in the southern





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



                          BRISTOL HOTEL ASSET COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

4.   SUBSEQUENT EVENTS (CONTINUED)

United States, now operates properties in 22 states, the District of Columbia and Canada, including multiple properties in Los Angeles, Memphis, Nashville, New Orleans, Orlando, San Antonio and San Francisco as well as six properties in Canada.

     As consideration for the Holiday Inn Acquisition, 9,361,308 shares of the Parent Company's common stock were issued and $398 million was paid in cash. The Company obtained the financing for the Holiday Inn Acquisition through a new senior credit facility that provides for up to $560 million aggregate amount of term loan borrowings (the "New Credit Facility"). The New Credit Facility has been utilized as follows (dollars in thousands):

Refinancing of existing debt ..........................     $108,176
Acquisition costs (excluding costs funded previously) .       22,800
Final payment on existing Bristol mortgage indebtedness       25,809
Final payment of Holiday Inns debt ....................      299,622
Purchase of hotels ....................................       98,000
Working capital .......................................        5,593
                                                            --------
Total New Credit Facility .............................     $560,000
                                                            ========

The New Credit Facility will mature in three years, subject to the Company's option to extend the maturity for up to two additional years. Outstanding principal amounts under the New Credit Facility bear interest at a rate equal to, at the Company's election, one-, two-, three-, or six-month LIBOR plus 2.00%, subject to adjustment downward to 1.50% if certain ratings and financial tests are satisfied. The Company has entered into interest rate cap transaction agreements whereby the LIBOR rate is capped at 6% for $300 million of its floating rate debt. The agreements are effective June 30, 1997 and terminate April 30, 1998. The Company's obligations under the New Credit Facility are secured principally by a pledge of the outstanding capital stock of the Company's subsidiaries and mortgages on certain hotels.

         The following pro forma financial data give effect to the Holiday Inn Acquisition and the refinancing of the indebtedness pursuant to borrowings under the New Credit Facility (collectively, the "Pro Forma Transactions") as if these transactions had occurred on January 1 of each period presented. The Holiday Inn Acquisition will be accounted for under the purchase method of accounting. The following unaudited pro forma financial data are not necessarily indicative of the results that actually would have occurred had the Pro Forma Transactions been consummated on the dates indicated or that may occur in the future.

                                    FOR THE QUARTER ENDED MARCH 31,
                                          1997         1996
                                        --------     --------
                                       (Dollars in thousands)
         Revenues                       $148,684     $133,751
         Income before income taxes       14,825       10,683
         Net income                        9,136        6,670

         On May 12, 1997, the Parent Company entered into a Terms Agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to which the Parent Company intends to issue up to 3,162,500 shares of the Parent Company's common stock in connection with an underwritten public offering of such shares (the "Offering"). The Offering is being made pursuant to a $500 million shelf registration statement that became effective on April 22, 1997, after being previously filed with the Securities and Exchange Commission on March 6, 1997. The Parent Company anticipates using the net proceeds from the Offering, which is expected to close in May, 1997, for general corporate purposes including the funding of hotel redevelopment costs and acquisitions. Pending such uses, the Parent Company intends to use the net proceeds to repay borrowings under the New Credit Facility.



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